                                                                   Exhibit 23.2


                       [LETTERHEAD OF RYDER SCOTT COMPANY]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

      As independent petroleum engineers, we hereby consent to the incorporation by reference into this Amendment to the Registration Statement on Form S-3 our report and estimates, as of January 1, 1999, of Pogo Producing Company's reserves and the present value of future net reserves included in Pogo Producing Company's Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm in this Amendment to the Registration Statement.

                                             /s/ Ryder Scott Company
                                                 Petroleum Engineers

                                             RYDER SCOTT COMPANY
                                             PETROLEUM ENGINEERS

Houston Texas
April 30, 1999